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                                                                     EXHIBIT 8.1

                                November 5, 1999



World Access, Inc.
945 East Paces Ferry Road
Suite 2200
Atlanta, Georgia 30326

     Re: Federal Income Tax Considerations of the Exchange Offer and the Consent Solicitation

Ladies and Gentlemen:

     You have requested our opinion as to the federal income tax considerations of an offer by World Access, Inc. ("World Access") to exchange new World Access 13.25% Senior Notes due 2008, World Access common stock and a payment of cash (the "Exchange Offer") for all outstanding 10 1/2% Series B Senior Notes due 2008 of FaciliCom International, Inc. (the "FaciliCom notes") and the solicitation of consents with respect to the FaciliCom notes (the "Consent Solicitation") on the terms and conditions set forth in the Prospectus and Consent Solicitation dated November 5, 1999 (the "Prospectus and Consent Solicitation"), as described in the Registration Statement on Form S-4 (Reg. No. 333-89479), filed by World Access with the Securities and Exchange Commission (the "Registration Statement").

     In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Prospectus and Consent Solicitation filed as part of the Registration Statement, and such other documents and representations of representatives of World Access as we have deemed necessary or appropriate. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed the transactions related to the Exchange Offer and Consent Solicitation will be consummated as described in the Prospectus and Consent Solicitation.

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Service Code of 1986, as amended, proposed, temporary and final Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and other authorities as we have considered relevant. We caution that statutes, regulations,
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World Access, Inc.
November 5, 1999
Page 2




judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change in the authorities upon which our opinion is based could affect the conclusions stated herein.


     Based on the foregoing, we are of the opinion that, except as to matters upon which we have expressly declined to express an opinion, the statements and legal conclusions contained in the Prospectus and Consent Solicitation under the caption "Federal Income Tax Considerations", to the extent they constitute matters of law or legal conclusions are accurate in all material respects. In addition, we consent to the reference to Long Aldridge & Norman LLP in the Prospectus and Consent Solicitation under the caption "Legal Matters" and "Federal Income Tax Considerations" and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.


     As expressly set forth in the Prospectus and Consent Solicitation with respect to the specific tax consequences described under the caption "Federal Income Tax Considerations", we express no opinion as to the tax consequences to any holder of FaciliCom notes, whether federal, state, local or foreign, of the Exchange Offer or Consent Solicitation or of any transaction related to the Exchange Offer and Consent Solicitation.

     This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose without our express prior written consent.

                                             Very truly yours,

                                             LONG ALDRIDGE & NORMAN LLP

                                             By:  /s/ Mark S. Lange
                                                -------------------------------
                                                Mark S. Lange,
                                                a Partner